                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

                                          [_]Confidential, for Use of the
[X]Definitive Proxy Statement                Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[_]Definitive Additional Materials

[_]Soliciting Material Under Rule 14a-12

                                CONCEPTUS, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transactions applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                CONCEPTUS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 16, 2001

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CONCEPTUS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, May 16, 2001 at 1:30 p.m., local time, at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, CA 94065, for the following purposes:

  1. To elect Class I directors to serve a term of three years or until their successors are elected and qualified.

  2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

  3. To approve the adoption of the Company's 2001 Equity Incentive Plan.

  4. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on Thursday, March 22, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

  All stockholders are cordially invited to attend the Annual Meeting. It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Your shares will be voted at the Annual Meeting in accordance with your instructions. You can revoke the proxy at any time prior to voting, and the giving of a proxy will not affect your right to vote in the event you attend the Annual Meeting in person.

                                          Very truly yours,

                                          Michael W. Hall
                                          Secretary

San Carlos, California
April 20, 2001


 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        THANK YOU FOR ACTING PROMPTLY.

                                CONCEPTUS, INC.

                               ----------------

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed Proxy is solicited on behalf of the Board of Directors of Conceptus, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 16, 2001, at 1:30 p.m., local time, or at any postponement or adjournment(s) thereof (the "Annual Meeting"), for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, CA 94065. The address of the Company's principal executive offices is 1021 Howard Avenue, San Carlos, CA 94070 and its telephone number is (650) 802-7240.

  These proxy solicitation materials were mailed to stockholders on or about April 20, 2001.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either (i) by delivering to the Company (Attention: Glen Furuta) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. Attending the Annual Meeting by itself will not revoke a proxy previously given.

Record Date and Share Ownership

  Only stockholders of record at the close of business on Thursday, March 22, 2001 are entitled to notice of and to vote at the meeting. At the record date, 11,765,891 shares of the Company's Common Stock were issued and outstanding.

Voting and Solicitation

  Holders of shares of Common Stock are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors. All other proposals require the favorable vote of a majority of the votes present and entitled to vote on the particular proposal. Abstentions will have the same effect as votes against such a proposal. Broker non-votes will not be counted as votes for or against such a proposal and will not be included in counting the number of votes necessary for approval of the proposal.

  The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted, as the case may be with respect to the item not marked:
FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, FOR the approval of the 2001 Equity Incentive Plan, and as the proxy holders deem advisable on other matters that may come before the meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

  The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Deadline for Receipt of Stockholder Proposals for 2002 Annual Meeting

  Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received by the Company no later than December 23, 2001 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Board of Directors is currently comprised of six directors, divided into three classes. Each class of directors consists of one to three directors, and each class of directors serves for a staggered three year term or until a successor is elected and qualified. The Class I directors are Richard D. Randall and Steven Bacich, whose current terms will end at the Annual Meeting in 2001. The Class II director is Howard D. Palefsky, whose current term will end at the Annual Meeting of Stockholders in 2002. The Class III directors are Kathryn A. Tunstall, Sanford Fitch and Dr. Florence Comite, whose current terms will end at the Annual Meeting of Stockholders in 2003.

  Both current members of Class I are standing for re-election in 2001. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below, both of whom are currently directors of the Company.

  In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in their discretion for a substitute nominee. It is expected that all nominees will be able and willing to serve as directors.

  There are no family relationships among the directors or executive officers of the Company. The names of directors and their ages, as of March 31, 2001, and certain other information about them are set forth below:

                                   Position with the
 Name                          Age Company                    Class Director Since
 ----                          --- -----------------          ----- --------------
 Kathryn A. Tunstall.........   50 Chairman of the Board of    III       1993
                                    Directors
 Howard D. Palefsky (1)......   54 Vice Chairman of the        II        1997
                                    Board of Directors
 Steven Bacich...............   39 President, Chief             I        2000
                                    Executive Officer and
                                    Director
 Florence Comite, M.D........   49 Director                    III       1997
 Sanford Fitch (1)...........   60 Director                    III       1994
 Richard D. Randall (1)(2)...   49 Director                     I        1992

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

NOMINEES FOR ELECTION AS DIRECTORS THROUGH 2004

Class I Directors (terms expire in 2001):

  Mr. Bacich was promoted to President and CEO and was elected a director in January 2000. Mr. Bacich joined Conceptus in March 1997 as Vice President, Research and Development. Prior to joining Conceptus, Mr. Bacich spent seven years as a Co-founder and Director of New Product Development for Imagyn Medical, Inc., a medical device manufacturer of gynecological products for infertility and endoscopic procedures. From August 1987 to September 1989, Mr. Bacich held engineering positions in research and development most recently as Senior Staff Engineer, Business Development for the Edwards Less Invasive Surgery Division of Baxter. From 1985 to 1987, Mr. Bacich held research and development positions at Mentor Corporation, a reconstructive surgery and urology company. From 1983 to 1985, Mr. Bacich held research and development positions at American Medical Optics, an ophthalmic medical device manufacturer and Division of American Hospital Supply Corporation. Mr. Bacich holds a B.S. in Biomedical Engineering from the University of California, San Diego.

  Mr. Randall has served as a director of the Company since December 1992. Mr. Randall served as the Company's President and CEO from December 1992 to July 1993 and CFO from December 1992 to January 1995. Mr. Randall is currently President and CEO of Incumed, Inc. since June 2000, and was President, CEO and Director of Innovasive Devices, Inc. from January 1994 to February 2000. Mr. Randall served as President and CEO of Target Therapeutics, Inc. ("Target") from June 1989 to May 1993 and was a director of Target from June 1989 to April 1997. Prior to joining Target, Mr. Randall served in various capacities with Trimedyne, Inc., a cardiovascular laser company, Baxter and the U.S.C.I. Division of C.R. Bard, Inc. Mr. Randall currently also serves as director of Urologix Inc. and Endocardial Solutions, Inc. Mr. Randall holds a B.A. in Biology and Science Education from State University of New York at Buffalo.

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

Class II Director (term expires in 2002):

  Mr. Palefsky was elected to the Company's Board of Directors in October 1997 and has served as Vice Chairman of the Board since January 2000 and as Chairman of the Board from October 1997 to December 1999. He currently also serves as a consultant to the Company pursuant to a Consulting Agreement. Mr. Palefsky is a corporate executive, corporate director and private investor. From 1995 to 1997, Mr. Palefsky was Chairman of the Board and CEO of Collagen Corporation, and was President, CEO and Director of Collagen Corporation from 1978 to 1995. Mr. Palefsky is currently Chairman and CEO of Neurogesx, Inc., and serves as Vice Chairman and director of various private companies. Mr. Palefsky holds an M.B.A. from Stanford University Graduate School of Business and a B.S. in Mathematics from the City College of New York.

Class III Directors (terms expire in 2003):

  Ms. Tunstall, Chairman of the Board of Directors since January 2000, has served as a director of the Company since July 1993 and served as President and CEO of the Company from July 1993 to December 1999. Ms. Tunstall also serves as the Chairman of the Board for Hopelink, an internet start-up company. Prior to joining Conceptus, Ms. Tunstall spent seven years as an executive officer and in senior marketing positions of the Edwards Less Invasive Surgery Division of Baxter International ("Baxter"), a division engaged in the research and development, manufacturing and marketing of cardiovascular catheters, serving as President from June 1990 to June 1993 and serving as Vice President and Director of Worldwide Sales and Marketing from November 1986 to June 1990. From 1980 to 1986, Ms. Tunstall held various positions in manufacturing and marketing, including that of Vice President of Marketing, of McGaw Laboratories, a pharmaceutical and medical device company. Ms. Tunstall also serves as a director and a compensation committee member at Vivant Medical Corp. Ms. Tunstall holds a B.A. in Economics from the University of California and has also completed graduate level studies in Business and Healthcare Administration.

  Mr. Fitch has served as a Director of the Company since December 1994, and served as CFO and Sr. Vice President, Finance and Operations of the Company, from December 1994 through October 1998. Mr. Fitch currently serves as CFO for Alvesta Inc. and was CFO at CruelWorld.com in 2000 and Made to Order.com in 1999. From January 1994 to December 1994, Mr. Fitch was Vice President, Finance and Operations and CFO of Voyant Corporation, a video technology company. From December 1990 to January 1994, Mr. Fitch served as CFO of SanDisk Corp., a manufacturer of flash memory devices. From 1983 through 1989, Mr. Fitch was the CFO of Komag Inc., a manufacturer of rigid media for the disk drive industry. Mr. Fitch holds a B.S. in Chemistry and an M.B.A. from Stanford University.

  Dr. Comite was elected to the Company's Board of Directors in September 1997 and also serves as a consultant to the Company pursuant to a Consulting Agreement. In 1992, Dr. Comite founded Women's Health at Yale University School of Medicine. She currently serves as Clinical Director of Women's Health at Yale, as well as Associate Professor in Endocrinology, Departments of Internal Medicine and Pediatrics and in Reproductive Endocrinology, Department of Obstetrics and Gynecology at Yale University School of Medicine. From 1994 to 1997, Dr. Comite served as Deputy Medical Director of Time Life Medical/Patient Education Media, Inc. In 1994 and 1995, Dr. Comite also served as Senior Clinical and Research Advisor to the National Institutes of Health Offices of Alternative Medicine and Research in Women's Health. Dr. Comite received her M.D. from Yale University School of Medicine.

Board Meetings and Committees

  The Board of Directors held a total of thirteen meetings during the fiscal year ended December 31, 2000. The Board of Directors has an Audit Committee and a Compensation Committee, of which there is a Stock Option Subcommittee. The Company does not have a nominating committee or a committee performing the functions of a nominating committee.

  The Audit Committee of the Board of Directors currently consists of Mr. Fitch, Mr. Palefsky and Mr. Randall. During the last fiscal year, the Audit Committee held one meeting and also had two telephonic meetings with the auditors. The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. See page 12 for the Audit Committee Report.

  Currently, Mr. Randall is the only member of the Compensation Committee. The Stock Option Subcommittee of the Compensation Committee currently consists of Mr. Bacich, Ms. Tunstall and Mr. Palefsky. The Compensation Committee, or a subcommittee thereof, where necessary, administers the Company's incentive compensation and benefit plans (including stock plans) and, in conjunction with the Board of Directors, establishes salaries, incentives and other forms of compensation for directors, officers and other employees. The Stock Option Subcommittee makes recommendations and approves option grants to certain employees and consultants pursuant to the Company's 1993 Stock Plan. During the last fiscal year, the Compensation Committee and the Stock Option Subcommittee met in conjunction with meetings of the Board of Directors.

  During fiscal 2000, none of the incumbent directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors (held while such director was a member) and of the committees upon which such director served (during the periods such director served).

Director Compensation

  In fiscal 2000, the Company paid each of Dr. Comite, Mr. Fitch, Mr. Palefsky and Mr. Randall $1,000 for attendance at each meeting of the Board of Directors and a quarterly retainer of $2,500 for their Board services. The Company also reimbursed each outside director for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or a committee thereof. Ms. Tunstall and Mr. Bacich were not separately compensated for their services as directors.

  Non-employee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1995 Directors' Stock Option Plan (the "Directors' Plan"). Under such plan, each person who was a nonemployee director on the date of the Company's initial public offering was granted an option to purchase 10,000 shares of Common Stock on the date of such offering (unless such director had previously been granted an option to purchase shares of Common Stock) and each person who thereafter becomes a non-employee director will be granted an option to purchase 10,000 shares of Common Stock on the date on which he or she first becomes a non-employee director (the "First Option"). Thereafter, on the date of each annual meeting of the Company's stockholders, each non-employee director shall be automatically granted an additional option to purchase 3,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. The Directors' Plan provides that the First Option shall become exercisable in installments as to 1/36th of the total number of shares subject to the First Option on each monthly anniversary of the date of grant of the First Option and that each Subsequent Option shall become exercisable in installments as to 1/12th of the total number of shares subject to the Subsequent Option on each monthly anniversary of the date of grant of the Subsequent Option beginning on the second anniversary of the grant date. Options granted under the Directors' Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and a term of ten years.

  Dr. Comite provides consulting services to the Company pursuant to a Consulting Agreement dated September 10, 1997. The Company paid Dr. Comite a monthly consulting fee of $6,000 per month for services rendered during the year ended December 31, 2000.

  Mr. Palefsky provides consulting services to the Company pursuant to a Consulting Agreement, dated October 15, 1997. The Company paid Mr. Palefsky a monthly consulting fee of $2,500 for services rendered during the year ended December 31, 2000.

Required Vote

  If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes, and broker non-votes will not affect the election of directors.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE FOR THE BOARD OF DIRECTORS OF THE COMPANY.

                                PROPOSAL NO. 2

                             APPROVAL OF AUDITORS

  The Board of Directors has appointed the firm of Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Fees for the last annual audit were $57,000 and all other fees were $33,000. Other fees included audit-related services for SEC registration statements of $16,000 and tax return and compliance services of $17,000.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection.

Required Vote

  The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

  THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                PROPOSAL NO. 3

                    APPROVAL OF 2001 EQUITY INCENTIVE PLAN

General

  The Board is submitting the Conceptus, Inc. 2001 Equity Incentive Plan for stockholder approval. On March 21, 2001, the Board and Compensation Committee approved and adopted the 2001 Equity Incentive Plan, subject to approval by the stockholders of the Company.

  The principal purposes of the 2001 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of the Company's business through awards of stock options and restricted stock (collectively, "Awards").

  Under the 2001 Equity Incentive Plan, the aggregate number of shares of Common Stock that may be issued upon the exercise of options and the purchase of restricted stock is 1,000,000 shares. Additionally, options and restricted stock for no more than 800,000 shares may be granted to any one individual.

  On March 30, 2001, the closing price of a share of the Company's Common Stock on the Nasdaq National Market was $8.97.

  The shares of Common Stock available under the 2001 Equity Incentive Plan upon exercise of stock options and purchase of restricted stock may be either previously authorized and unissued shares or treasury shares. The 2001 Equity Incentive Plan provides for appropriate adjustments in the number and kind of shares subject to the 2001 Equity Incentive Plan and to outstanding Awards thereunder in the event of a stock split, stock dividend and certain other types of transactions. If any portion of an option terminates or lapses unexercised under the 2001 Equity Incentive Plan, the shares which were subject to the unexercised portion of such option will continue to be available for issuance under the 2001 Equity Incentive Plan. If any shares of restricted stock are surrendered or the Company repurchases shares of restricted stock, those shares will also be available for reissuance under the 2001 Equity Incentive Plan.

  The principal features of the 2001 Equity Incentive Plan are summarized below, but the summary is qualified in its entirety by reference to the 2001 Equity Incentive Plan itself, which is included as Appendix A.

Reasons for Adoption of the 2001 Equity Incentive Plan

  Currently, employees and consultants are eligible to receive options under the Company's 1993 Stock Plan, as amended (the "1993 Stock Plan"). Independent Directors are granted options under the 1995 Directors' Option Plan. As of March 31, 2001, options to purchase an aggregate of 2,146,246 shares were outstanding under the 1993 Stock Plan and 234,746 shares remained available for future grants. The Board of Directors believes that the number of shares currently available for issuance under the 1993 Stock Plan is likely to be insufficient to cover grants to employees and consultants after 2001. Because the 1993 Stock Plan terminates in January 2003, the Board of Directors has determined that it is advisable to approve and adopt a new plan rather than increasing the number of shares authorized for issuance under the existing plan. The 2001 Equity Incentive Plan will authorize the issuance of up to 1,000,000 shares of Common Stock of the Company upon exercise of Awards granted thereunder. The 2001 Equity Incentive Plan will have a term of ten years.

Administration

  The 2001 Equity Incentive Plan will generally be administered by either the Board of Directors or a committee of the board (the "Administrator"). In the case of a committee, the committee shall consist of at least two members of the Board who are both "non-employee" directors for purposes of Section 16-b of the Exchange Act and "outside directors" under Section 162(m) of the Code. However, with respect to any grants under the 2001 Equity Incentive Plan to non-employee directors ("Independent Directors"), the Board as a whole shall administer the 2001 Equity Incentive Plan. The Committee is authorized to determine the individuals who will receive Awards (the "Participants"), when they will receive Awards, the number of shares to be subject to each Award, the price of the Awards granted, payment terms, payment method and the expiration date applicable to each Award. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 2001 Equity Incentive Plan.

Payment for Shares

  The method of payment upon exercise of all options may consist of (1) cash,
(2) check, (3) with the consent of the Administrator, a full recourse promissory note bearing interest (at a rate of interest determined as of the date of exercise) and payable upon such terms as may be prescribed by the Administrator, (4) with the consent of the Administrator, delivery of Common Stock owned by the Participant for at least six months and having a fair market value on the date of exercise equal to the aggregate exercise price of the exercised option, (5) with the consent of the Administrator, surrender of Common Stock then issuable upon exercise of the option having a fair market value on the date of exercise equal to the aggregate exercise price of the option or exercised portion thereof, (6) delivery of other property of any kind which constitutes good and valuable consideration, (7) with the consent of the Administrator, delivery of a notice to a broker to deliver to the Company sale or loan proceeds to pay for all of the Common Stock acquired by exercising the options and any tax withholding obligations resulting from such exercise, or (8) any combination of the foregoing.

Awards Under the 2001 Equity Incentive Plan

  The 2001 Equity Incentive Plan provides that the Committee may grant options both incentive stock options ("ISOs") within the meaning of Section 422 of the Code and options which do not qualify as incentive stock options within the meaning of Section 422 of the Code ("NSOs" or "non-qualified options") and restricted stock. Each Award grant will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

  Nonqualified Stock Options. Nonqualified Stock Options will provide for the right to purchase Common Stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date. NSOs may be granted for any term specified by the Committee.

  Incentive Stock Options. Incentive Stock Options will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee's termination of employment, and must be exercised within ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the 2001 Equity Incentive Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

  The 2001 Equity Incentive Plan prohibits the repricing of any options without stockholder consent.

  Restricted Stock. Restricted stock may be sold to participants at various prices or granted in connection with the performance of services and made subject to such restrictions as may be determined by the Committee. Restricted stock, typically, may be repurchased by the Company at the original purchase price or otherwise subject to forfeiture, if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time the restrictions lapse. To the extent that the Committee determines that it is desirable for a grant of restricted stock to qualify as "performance based" under Code Section 162(m), such grant of restricted stock shall be subject to vesting only upon attainment of performance goals, which are pre-established by the Committee. Such performance goals may be based upon any of the following business criteria with respect to the Company, any subsidiary or any division or operating unit thereof, as the Committee may determine: (1) net income; (2) pre-tax income; (3) operating income; (4) cash flow; (5) earnings per share;
(6) return on equity; (7) return on invested capital or assets; (8) cost reductions or savings; (9) funds from operations; (10) appreciation in the fair market value of Common Stock; or (11) earnings before any one or more of interest, taxes, depreciation or amortization (the "Performance Criteria").

Eligibility

  Non-qualified stock options and stock purchase rights may be granted to an employee, director or consultant. Incentive stock options may be granted only to employees. If otherwise eligible, an employee or consultant who has been granted an option or stock purchase right may be granted additional options or stock purchase rights. More than one Award may be granted to an employee, consultant or Independent Directors, but the aggregate fair market value (determined at the time of grant) of shares with respect to which an ISO (as defined herein) is first exercisable by an optionee (i.e., "vests") during any calendar year cannot exceed $100,000.

Amendment And Termination

  Amendments of the 2001 Equity Incentive Plan to increase the number of shares as to which options may be granted, or to change the Performance Criteria require the approval of the Company's shareholders. In all other respects the 2001 Equity Incentive Plan can be amended, modified, suspended or terminated by the Committee. Amendments of the 2001 Equity Incentive Plan will not, without the consent of the Participant, affect such person's rights under an Award previously granted, unless the Award itself otherwise expressly so provides.

  No options may be granted under the 2001 Equity Incentive Plan after March 21, 2011. The Board may terminate the 2001 Equity Incentive Plan at any time with respect to the shares that are not then subject to Awards. Termination of the 2001 Equity Incentive Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.

Miscellaneous Provisions

  In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend, combination of shares, or otherwise, the number and kind of shares covered by the 2001 Equity Incentive Plan and by each outstanding option share of restricted stock, the exercise price per share of options, and other limitations on shares applicable under the 2001 Equity Incentive Plan shall be proportionately adjusted.

  The dates on which options or other Awards under the 2001 Equity Incentive Plan first become exercisable and on which they expire will be set forth in individual Award agreements setting forth the terms of the Awards. These Agreements generally will provide that options and other Awards expire upon termination of the participant's employment, although the Committee may provide that such options or other Awards continue to be exercisable following a termination, or because of the grantee's retirement, death, disability or otherwise. Similarly, restricted stock granted under the 2001 Equity Incentive Plan which has not vested generally will be subject to repurchase by the Company in the event of the grantee's termination of employment, although the Committee may make exceptions, based on the reason for termination, or on other factors. In the event of certain stated events in the 2001 Equity Incentive Plan which may affect the Company, such as merger, consolidation, liquidation, dissolution or sale of all or substantially all the assets of the Company, the Committee in its sole discretion may take certain actions with respect to Awards under the 2001 Equity Incentive Plan, including acceleration of the exercisability of any options or the vesting in any restrictions on restricted stock, the purchase of outstanding Awards, and other similar adjustments to facilitate any such transactions. The Committee may also provide that all Awards shall cease to be outstanding following such events.

  In consideration of the granting of a stock option or shares of restricted stock, the Participant must agree in the written agreement embodying such Award to remain in the employ of or to continue to be of service to, the Company or a subsidiary. No option granted or shares of restricted stock awarded under the 2001 Equity Incentive Plan may be assigned or transferred by the Participant, except by will or the laws of intestate succession, or to certain family members as gifts without consideration therefore and an option may only be exercised by the holder thereof during the lifetime of such holder.

  The 2001 Equity Incentive Plan must be approved by the stockholders within twelve months of the date of its adoption. Awards under the 2001 Equity Incentive Plan may be granted prior to such approval, provided that such Awards may not vest or become exercisable prior to the stockholders' approval of the 2001 Equity Incentive Plan, and that if such approval is not received within the twelve-month period, all such Awards shall become null and void.

Certain Federal Income Tax Consequences

  The federal income tax consequences of the 2001 Equity Incentive Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the 2001 Equity Incentive Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Code
Section 162(m), as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

  Nonqualified Stock Options. For federal income tax purposes, the recipient of NSOs granted under the 2001 Equity Incentive Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NSOs the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise.

  Pursuant to the 2001 Equity Incentive Plan, a participant may exercise NSOs through delivery of shares of Common Stock already held by such participant with the consent of the Committee. The Internal Revenue Service has taken the position that the tax consequences of exercising options with shares of Common Stock must be determined separately for the number of shares received upon exercise equal to the number of shares surrendered (as a tax-free exchange of stock for stock) and the remaining shares received upon exercise (as compensation income).

  Incentive Stock Options. An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an "item of tax preference" for the optionee. Generally, upon the sale or other taxable disposition of the shares of Common Stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the ISO exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of Common Stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income generally is limited to the excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Common Stock.

  Restricted Stock. Generally, a Participant will not be taxed upon the grant or purchase of restricted stock that is subject to a "substantial risk of forfeiture," within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the Participant will be taxed on the difference between the fair market value of the Common Stock and the amount the Participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the 2001 Equity Incentive Plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk or forfeiture and the Participant would otherwise be taxable under Code
Section 83.

  Section 162(m). Under Code Section 162(m), in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million in any one taxable year. However, under Code Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. The 2001 Equity Incentive Plan has been structured with the intent that Awards granted under the 2001 Equity Incentive Plan may meet the requirements for "performance-based" compensation and Code Section 162(m). To the extent granted at a fair market value exercise price, options granted under the 2001 Equity Incentive Plan are intended to qualify as "performance-based" under
Section 162(m) of the Code. Restricted Stock granted under the 2001 Equity Incentive Plan may qualify as "performance-based" under Code Section if it vests based solely upon the Performance Criteria.

Required Vote for Approval and Recommendation of the Board of Directors

  In order to preserve full deductibility of performance-based awards under the 2001 Equity Incentive Plan under Section 162(m) of the Code, and as required in order to grant Incentive Stock Options under the 2001 Equity Incentive Plan, the Company is requesting that stockholders approve the 2001 Equity Incentive Plan. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting, and entitled to vote, is required to approve the 2001 Equity Incentive Plan. Broker non-votes will not be counted as votes for or against Proposal No. 3.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2001 EQUITY INCENTIVE PLAN.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of Conceptus' Board of Directors is comprised of three members, Mr. Fitch, Mr. Palefsky and Mr. Randall. Mr. Palefsky and Mr. Randall are independent directors, in accordance with the listing standards of the Nasdaq National Market. Mr. Fitch is not an independent director because he was employed by the Company within the last three years. However, the Board of Directors has determined that Mr. Fitch's membership on the Audit Committee is required and is in the best interests of the Company and its stockholders because of Mr. Fitch's extensive experience from serving as the senior financial officer for companies both publicly and privately held since 1983. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix B.

  The role of the Audit Committee is to oversee Conceptus' financial reporting process on behalf of the Board of Directors. Conceptus' management has the primary responsibility for Conceptus' financial statements as well as Conceptus' financial reporting processes, principles and internal controls. The independent auditors are responsible for performing an audit of Conceptus' financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

  In this context, the Audit Committee has reviewed and discussed the audited financial statements of Conceptus as of and for the year ended December 31, 2000 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has discussed with the auditors their independence from management and the Company, including the matters in the written disclosures received from the independent auditors as required by the Independence Standards Board, as currently in effect. The Audit Committee has also considered the compatibility of nonaudit services with the auditors' independence.

  Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Conceptus' Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

  Submitted on April 10, 2001 by the members of the Audit Committee of the Company's Board of Directors.

                                          Sanford Fitch, Audit Committee Chair
                                          Howard D. Palefsky, Committee Member
                                          Richard D. Randall, Committee Member

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 2001 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each nominee for the Company's Board of Directors, (iii) each of the Company's remaining directors, (iv) each of the executive officers named in the Summary Compensation Table on page 14, and (v) all directors and executive officers as a group.

                                                          Shares Beneficially
                                                                 Owned
                                                          -------------------
   Name and Address of Beneficial Owner (1)                Number   Percent(2)
   ----------------------------------------               --------- ---------
   Safeco Corporation ................................... 2,178,400   18.51%
    4333 Brooklyn Ave NE
    Safeco Plaza
    Seattle, WA 98185
   Boston Scientific Corporation......................... 1,113,556    9.46%
    47201 Lakeview Blvd.
    Fremont, CA 94538
   Perkins Capital Management............................   727,000    6.18%
    730 East Lake Street
    Wayzata, MN 55391-1769
   Kathryn A. Tunstall (3)...............................   487,540    4.14%
   Steven Bacich (4).....................................   170,832    1.45%
   Florence Comite, M.D. (5).............................    20,500       *
   Sanford Fitch (6).....................................    92,564       *
   Howard D. Palefsky (5)................................   104,000       *
   Richard D. Randall (7)................................    36,666       *
   Cynthia M. Domecus (8)................................   179,427    1.52%
   Ashish Khera (9)......................................    94,454       *
   Stan Van Gent (10)....................................    23,679       *
   All directors and officers as a group (12 persons)
    (11)................................................. 1,283,710   10.91%

--------
  *  Less than 1%.

 (1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock indicated as beneficially owned by them.

 (2) Percentage of ownership is based on 11,765,891 shares of Common Stock outstanding on March 31, 2001. The number of shares of Common Stock beneficially owned includes the shares issuable pursuant to stock options that are exercisable within 60 days of March 31, 2001. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

 (3) Includes 399,207 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

 (4) Includes 126,040 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

 (5) Represents shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

 (6) Includes 54,326 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

 (7) Includes 28,333 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

 (8) Includes 178,055 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

 (9) Includes 90,754 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(10) Includes 23,438 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(11) Includes 1,080,706 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

                            EXECUTIVE COMPENSATION

  The following table sets forth the compensation received in the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998 by (i) the Company's Chief Executive Officer and (ii) the Company's four other most highly paid executive officers who earned in excess of $100,000 during the fiscal year ended December 31, 2000 (the "Named Executive Officers").

                          Summary Compensation Table

                                                                          Long Term
                                                                     Compensation Awards
                                                                    ---------------------
                                                                    Restricted Securities
Name and Principal                                   Other Annual     Stock    Underlying  All Other
Position                  Year  Salary   Bonus     Compensation (1)   Awards    Options   Compensation
------------------        ---- -------- -------    ---------------- ---------- ---------- ------------
Kathryn A. Tunstall.....  2000 $162,501 $    --         $  845          --           --     $    --
 Chairman of the Board    1999 $156,532 $    --         $  627          --       50,000     $    --
                          1998 $177,685 $    --         $1,218          --       60,000     $    --

Steven Bacich...........  2000 $199,687 $41,934(2)      $  660          --           --     $    --
 President & CEO          1999 $176,204 $    --         $  341          --      100,000     $24,750(3)
                          1998 $158,461 $    --         $  370          --       75,000     $55,956(4)

Cynthia M. Domecus......  2000 $199,800 $41,958(2)      $  818          --           --     $    --
 Senior VP of Regulatory  1999 $174,052 $    --         $  368          --       40,000     $25,500(3)
 Affairs & Clinical       1998 $162,152 $    --         $  383          --       70,000     $25,500(3)
 Research

Ashish Khera............  2000 $167,687 $35,214(2)      $  660          --           --     $    --
 VP of Research &         1999 $135,676 $10,000(5)      $  197          --       40,000     $15,000(3)
 Development              1998 $105,996 $    --         $  144          --       89,550     $15,000(3)

Stan Van Gent...........  2000 $140,809 $29,570(2)      $  605          --       75,000     $    --
 VP of Marketing          1999 $     -- $    --         $   --          --           --     $    --
                          1998 $     -- $    --         $   --          --           --     $    --

--------
(1) Amounts represent premiums paid by the Company for group term life insurance.

(2) Amounts represent bonus award earned in 2000, upon achieving the corporate objectives defined under the Company's 2000 bonus plan. Actual payment was made in January 2001.

(3) Amounts represent retention bonuses paid in connection with the 1998 restructuring plan implemented in July 1998.

(4) Amount represents $24,750 of retention bonus paid in connection with the restructuring plan implemented in July 1998 and forgiveness of a relocation loan of $31,206.

(5) Bonus paid at the discretion of the Board of Directors.

               Option Grants During Year Ended December 31, 2000

  The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                     Option/SAR Grants in Last Fiscal Year

                                                                                  Potential
                                        Individual Grants (1)                 Realizable Value
                         ---------------------------------------------------- at Assumed Annual
                                      Percent of Total                            Rates of
                          Number of     Options/SARs                          Appreciation For
                          Securities     Granted to    Exercise or             Option Term (3)
                          Underlying    Employees in   Base Price  Expiration -----------------
Name                     Options/SARs Fiscal Year (2)    ($/sh)       Date       5%       10%
----                     ------------ ---------------- ----------- ---------- -------- --------
Kathryn A. Tunstall.....        --           --           $  --               $     -- $     --
Steven Bacich...........        --           --           $  --               $     -- $     --
Cynthia M. Domecus......        --           --           $  --               $     -- $     --
Ashish Khera............        --           --           $  --               $     -- $     --
Stan Van Gent...........    17,975            5%          $5.56      2/7/10   $ 62,897 $159,392
                            57,025(4)        16%          $5.56      2/7/10   $199,538 $505,665

--------
(1) No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year. Options vest at a rate of 1/8th of the shares on the six-month anniversary of the vesting commencement date and 1/48th of the original number of shares on each monthly anniversary of the vesting commencement date thereafter.

(2) The Company granted stock options representing 357,500 shares to employees during the fiscal year ended December 31, 2000.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(4) Represents a non-qualified stock option grant to Mr. Van Gent upon his employment with the Company in February 2000.

  The following table sets forth certain information for the Named Executive Officers with respect to the exercise of options to purchase Common Stock during the fiscal year ended December 31, 2000.

                 Aggregated Option Exercises in the Year Ended
              December 31, 2000 and Fiscal Year-End Option Values

                                                 Number of Shares of
                                               Common Stock Underlying    Value of Unexercised
                                               Unexercised Options at    In-the-Money Options at
                           Shares                 December 31, 2000       December 31, 2000(1)
                         Acquired on  Value   ------------------------- -------------------------
Name                      Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Kathryn A. Tunstall.....       --    $    --    393,999       37,500    $3,607,082   $  426,563
Steven Bacich...........       --    $    --    148,960      101,040    $1,672,025   $1,162,350
Cynthia M. Domecus......       --    $    --    169,722       45,834    $1,943,743   $  529,279
Ashish Khera............    1,000    $12,645     81,151       48,580    $  938,636   $  559,309
Stan Van Gent...........       --    $    --     15,625       59,375    $  118,156   $  448,994

--------
(1) Calculated by determining the difference between the fair market value of the Company's Common Stock as of December 31, 2000 ($13.125 per share) and the exercise price of the securities underlying the options.

Employment Contracts, Termination of Employment and Change-In-Control
Arrangements

  In May 1997, the Company entered into an agreement with Ms. Tunstall, which provides that, in the event of certain change-in-control transactions, each option held by Ms. Tunstall shall become fully vested and immediately exercisable. In the event of an involuntary termination within two years after a change-in-control transaction, the agreement provides that Ms. Tunstall will receive (i) her salary paid according to the Company's standard payroll procedure for a period of 18 months; (ii) health and life insurance benefits for a period of 18 months; (iii) monthly severance payments equal to 1/12 of the "target bonus" she would have received for the fiscal year in which the termination occurs; and (iv) outplacement services not to exceed a value of $15,000.

  The Company has entered into agreements with its other executive officers, including Steven Bacich, Cynthia Domecus, Ashish Khera and Stan Van Gent, which provide that, in the event of a "hostile takeover," options held by such officers shall become fully vested and immediately exercisable. In the event of any other type of "change of control," each such option will become vested as to 50% of the option shares that have not otherwise vested on the effective date of the change of control transaction. In the event of an involuntary termination within two years after the change-in-control transaction, the agreement provides that each of the above mentioned officers will receive salary according to the Company's standard payroll procedure for a period of 12 months; (ii) health and life insurance benefits for a period of 12 months;
(iii) monthly severance payments equal to 1/12 of the "target bonus" such officer would have received for the fiscal year in which the termination occurs; (iv) acceleration of all options to become fully vested and immediately exercisable; and (iv) outplacement services not to exceed a value of $15,000. The Company otherwise does not have any employment agreements with any of the executive officers.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 19 shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT

  The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 2000. The Committee, comprising solely of Mr. Randall, met in tandem with the Board of Directors in 2000, and the entire Board performed the functions of the Compensation Committee. The Committee's purpose is to recommend salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, administer the Company's various incentive compensation and benefit plans (including stock plans) and recommend policies relating to such incentive compensation and benefit plans. Certain grants under the Company's 1993 Stock Plan are administered by the Stock Option Subcommittee, currently comprised of Mr. Bacich, Ms. Tunstall and Mr. Palefsky. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

Executive Officer Compensation

 Compensation Policy

  The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation, bonuses based on corporate and individual performance, and stock option grants. All executive officers as well as senior-level managerial and technical employees are eligible for and participate in these compensation plans.

 Base Salaries for Fiscal 2000

  The Compensation Committee evaluates the performance and recommends the salary of the Company's President and Chief Executive Officer and all other executive officers. Survey data is drawn from comparable companies participating in medical device, biotechnology, and/or pharmaceutical executive compensation surveys. Within this framework, executive salaries are determined based on individual performance, level of responsibility, the Company's overall salary structure and the financial condition of the Company. The Company's compensation policy is designed to maintain executive officer base salaries within a range approximating the median of such salary data for like characteristics. Generally, salaries paid to the Company's executive officers in fiscal 2000 were within the targeted range. While it is the Committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including information related to the Company's geographic location and individual job responsibilities, it is further the intent of the Committee to maintain a close relationship between the Company's performance and the base salary component of its executive officers' compensation.

 Stock Option Awards for Fiscal 2000

  The Company's 1993 Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of the option grant. The Company's stock options typically vest over a 48 month period in increments of 12.5 percent after the initial six months and 2.08 percent each month thereafter. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity.

  During fiscal 2000, the Stock Option Subcommittee approved grants of stock options to certain employees in connection with the hiring or promotion of such employees. There were no follow-on grants made to officers during the year 2000.

 Bonus Awards for Fiscal 2000

  In conjunction with the establishment of a fiscal 2000 bonus pool early in the fiscal year, the Committee established certain performance objectives, including completion of pivotal trial enrollment and securing additional corporate funding, which, when met, would result in bonus payments to all employees, including executive officers, in varying amounts based upon the degree of achievement of the established objectives and compensation level. In January 2001, upon meeting the corporate goals established for fiscal 2000, the Company awarded employees a total of $606,000 in bonus payments, of which 29% represented payments to officers.

 Compensation of the Chief Executive Officer

  The fiscal 2000 compensation of Steven Bacich, the Company's Chief Executive Officer ("CEO"), consisted of base salary and a bonus. As with other executive officers of the Company, the amounts of the CEO's stock option and bonus awards are based on attainment of a combination of corporate and individual performance objectives.

 Deductibility of Executive Compensation

  The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers in 2000 is expected to be well below $1 million, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

                                          The Board of Directors
                                          Kathryn Tunstall
                                          Steve Bacich
                                          Florence Comite, M.D.
                                          Sanford Fitch
                                          Howard D. Palefsky
                                          Richard D. Randall

Compensation Committee Interlocks and Insider Participation

  For the year ended December 31, 2000, Mr. Randall served on the Company's Compensation Committee. Mr. Bacich, the Company's President and CEO, served on the Stock Option Subcommittee, a subcommittee under the Compensation Committee. Mr. Randall served as the Company's Chief Executive Officer and Chief Financial Officer from December 1992 until July 1993.

Performance Graph

  The following graph compares, since the time that the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (beginning February 1, 1996), the cumulative total stockholder return for the Company's Common Stock, assuming reinvestment of all dividends, to the cumulative return over such period of The Nasdaq Stock Market--U.S. Index and the S&P Medical Products & Supplies Index. The graph assumes that $100 was invested on February 1, 1996, the date of the Company's initial public offering of Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a price per share of $14, the price at which such stock was first offered to the public by the Company on that date.

                       [PERFORMANCE GRAPH APPEARS HERE]

                          Comparison of Total Return

                   CPTS             NASDAQ            S&P Med Prod
                   ----             ------            ------------
 2/96            $101.28           $102.86              $ 99.125
 3/96             103.85            102.987               98.251
 6/96              87.18            110.805               96.839
 9/96              70.51            114.723              107.387
12/96              52.56            120.718              107.957
 3/97              65.38            114.235              106.573
 6/97              47.44            134.841              127.674
 9/97              36.22            157.621              131.900
12/97              25.64            146.836              133.606
 3/98              17.95            171.646              152.864
 6/98               7.37            177.168              168.480
 9/98               3.85            158.383              157.981
12/98              11.54            205.028              190.984
 3/99               4.97            230.154              199.753
 6/99               7.85            251.166              199.001
 9/99               8.33            256.780              175.512
12/99              19.23            380.501              175.869
 3/00              35.90            427.583              206.870
 6/00              41.03            370.852              215.054
 9/00              46.79            343.428              244.442
12/00              67.31            231.006              252.245

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Dr. Comite provides consulting services to the Company pursuant to a Consulting Agreement, dated September 10, 1997. The Company paid Dr. Comite $6,000 per month in consulting fees for services rendered during the year ended December 31, 2000.

  Mr. Palefsky provides consulting services to the Company pursuant to a Consulting Agreement, dated October 15, 1997. During the year ended December 31, 2000, the Company paid Mr. Palefsky $2,500 per month in consulting fees.

  All future transactions, including any loans from the Company to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

  The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, all of the Section 16(a) filing requirements with respect to the fiscal year ended December 31, 2000 have been satisfied. In making this statement, the Company has relied solely upon review of the copies of such reports furnished to the Company and written representations from its officers and directors that no other reports were required.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael W. Hall
                                          Secretary

Dated: April 13, 2001

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2000 is available without charge upon written request to Conceptus, Inc., 1021 Howard Avenue, San Carlos, California 94070.

                                                                     APPENDIX A

                                CONCEPTUS, INC.

                          2001 EQUITY INCENTIVE PLAN

  1. Purposes of the Plan. The purposes of the Conceptus, Inc. 2001 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

  2. Definitions. As used herein, the following definitions shall apply:

    a) "Acquisition" means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the Company's voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or (ii) a sale of all or substantially all of the assets of the Company.

    b) "Administrator" means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

    c) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

    d) "Board" means the Board of Directors of the Company.

    e) "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

    f) "Committee" means a committee appointed by the Board in accordance with Section 4 hereof.

    g) "Common Stock" means the Common Stock of the Company, par value $0.003 per share.

    h) "Company" means Conceptus, Inc., a Delaware corporation.

    i) "Consultant" means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

    j) "Director" means a member of the Board.

    k) "Employee" means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient, by itself, to constitute "employment" by the Company.

    l) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.

    m) "Fair Market Value" means, as of any date, the value of a share of Common Stock determined as follows:

      i. If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

      ii. If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the last market trading day prior to the day of determination; or

      iii. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

    n) "Holder" means a person who has been granted or awarded an Option or Stock Purchase Right or who holds Shares acquired pursuant to the exercise of an Option or Stock Purchase Right.

    o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

    p) "Independent Director" means a Director who is not an Employee of the Company.

    q) "Non-Qualified Stock Option" means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

    r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    s) "Option" means a stock option granted pursuant to the Plan.

    t) "Option Agreement" means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    u) "Parent" means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    v) "Plan" means the Conceptus, Inc. 2001 Equity Incentive Plan.

    w) "Restricted Stock" means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) below or pursuant to a Stock Purchase Right granted under Section 12 below.

    x) "Rule 16b-3" means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

    y) "Section 16(b)" means Section 16(b) of the Exchange Act, as such Section may be amended from time to time.

    z) "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

    aa) "Service Provider" means an Employee, Director or Consultant.

    bb) "Share" means a share of Common Stock, as adjusted in accordance with
  Section 13 below.

    cc) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 12 below.

    dd) "Subsidiary" means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock, initially shares of the Company's Common Stock, par value $0.003 per share. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is 1,000,000 Shares. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Rights under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

  4. Administration of the Plan.

    a) Administrator. Either the Board or a Committee of the Board delegated administrative authority hereunder shall administer the Plan and, in the case of a Committee, the Committee shall consist solely of two or more Independent Directors each of whom is both an "outside director," within the meaning of Section 162(m) of the Code, and a "non-employee director" within the meaning of Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (1) not then "covered employees," within the meaning of Section 162(m) of the Code and are not expected to be "covered employees" at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not "non-employee directors," within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled only by the Board.

    b) Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

      (i) to determine the Fair Market Value;

      (ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

      (iii) to determine the number of Shares to be covered by each such award granted hereunder;

      (iv) to approve forms of agreement for use under the Plan;

      (v) to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

      (vi) to determine whether to offer to buyout a previously granted Option as provided in subsection 10(i) and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Shares);

      (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

      (viii) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

      (ix) to amend the Plan or any Option or Stock Purchase Right granted under the Plan as provided in Section 15; and

      (x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

    c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

  5. Eligibility. Non-Qualified Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

  6. Limitations.

    a) Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder's Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.

    For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

    b) Neither the Plan, any Option nor any Stock Purchase Right shall confer upon a Holder any right with respect to continuing the Holder's employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

    c) No Service Provider shall be granted, in any calendar year, Options or Stock Purchase Rights to purchase more than 800,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13. For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 15), the canceled Option will be counted against the limit set forth in this Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

  7. Term of Plan. The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 15 of the Plan. No Options or Stock Purchase Rights may be issued under the Plan after the tenth (10th) anniversary of the earlier of (i) the date upon which the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders.

  8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

  9. Option Exercise Price and Consideration.

    a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

      (i) In the case of an Incentive Stock Option

        (A) granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

        (B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

    b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, a full recourse promissory note bearing interest (at a market rate of interest determined as of the date of exercise) and payable upon such terms as may be prescribed by the Administrator, (4) with the consent of the Administrator, other Shares which (x) in the case of Shares acquired from the Company, have been owned by the Holder for more than six (6) months on the date of surrender, and
  (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) with the consent of the Administrator, surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (6) property of any kind which constitutes good and valuable consideration, (7) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (8) with the consent of the Administrator, any combination of the foregoing methods of payment.

  10. Exercise of Option Vesting; Fractional Exercises. Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

    a) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

      (i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

      (ii) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;

      (iii) Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

      (iv) In the event that the Option shall be exercised pursuant to
    Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

    b) Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

      (i) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

      (ii) The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

      (iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

      (iv) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

      (v) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the sole discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b).

    c) Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Holder's disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Holder's termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

    d) Disability of Holder. If a Holder ceases to be a Service Provider as a result of the Holder's disability, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder's termination. If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the day which is three (3) months and one (1) day following such termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

    e) Death of Holder. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement, by the Holder's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder's termination. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder's estate or, if none, by the person(s) entitled to exercise the Option under the Holder's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

    f) Regulatory Extension. A Holder's Option Agreement may provide that if the exercise of the Option following the termination of the Holder's status as a Service Provider (other than upon the Holder's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Holder's status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

    g) Early Exercisability. The Administrator may provide in the terms of a Holder's Option Agreement that the Holder may, at any time before the Holder's status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

    h) Buyout Provisions. The Administrator may at any time offer to buyout for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Holder at the time that such offer is made.

  11. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder.

  12. Stock Purchase Rights.

    a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

    b) Repurchase Right. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right upon the termination of the purchaser's status as a Service Provider for any reason. Subject to Section 22, the purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock purchase agreement.

    c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

    d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in
  Section 13 of the Plan.

  13. Adjustments upon Changes in Capitalization, Merger or Asset Sale.

    a) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

      (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options or Stock Purchase Rights may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c));

      (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Stock Purchase Rights or Restricted Stock; and

      (iii) the grant or exercise price with respect to any Option or Stock Purchase Right.

    b) In the event of any transaction or event described in Section 13(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option, Stock Purchase Right or Restricted Stock or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock granted or issued under the Plan or to facilitate such transaction or event:

      (i) To provide for either the purchase of any such Option, Stock Purchase Right or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or Stock Purchase Right or realization of the Holder's rights had such Option, Stock Purchase Right or Restricted Stock been currently exercisable or payable or fully vested or the replacement of such Option, Stock Purchase Right or Restricted Stock with other rights or property selected by the Administrator in its sole discretion;

      (ii) To provide that such Option or Stock Purchase Right shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Stock Purchase Right;

      (iii) To provide that such Option, Stock Purchase Right or Restricted Stock be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

      (iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and Stock Purchase Rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, Stock Purchase Rights or Restricted Stock or Options, Stock Purchase Rights or Restricted Stock which may be granted in the future; and

      (v) To provide that immediately upon the consummation of such event, such Option or Stock Purchase Right shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option or Stock Purchase Right shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement or Restricted Stock purchase agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option, Stock Purchase Right or Restricted Stock purchase agreement.

    c) Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Option, Stock Purchase Right, Restricted Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.

    d) If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options, Stock Purchase Rights or Restricted Stock outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 13(d)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume such Options, Stock Purchase Rights or Restricted Stock or does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Options, Stock Purchase Rights or Restricted Stock held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Options, Stock Purchase Rights or Restricted Stock (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Acquisition (and the Options or Stock Purchase Rights terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Options or Stock Purchase Rights outstanding under the Plan, such Options or Stock Purchase rights shall be terminated if not exercised prior to the closing of the Acquisition.

    e) Notwithstanding the foregoing, in the event that the Company becomes a party to a transaction that is intended to qualify for "pooling of interests" accounting treatment and, but for one or more of the provisions of this Plan or any Option Agreement or any Restricted Stock purchase agreement would so qualify, then this Plan and any such agreement shall be interpreted so as to preserve such accounting treatment, and to the extent that any provision of the Plan or any such agreement would disqualify the transaction from pooling of interests accounting treatment (including, if applicable, an entire Option Agreement or Restricted Stock purchase agreement), then such provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the Company's consummation of such transaction.

    f) The existence of the Plan, any Option Agreement or Restricted Stock purchase agreement and the Options or Stock Purchase Rights granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  14. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

  15. Amendment and Termination of the Plan.

    a) Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 13, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7.

    b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

    c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options, Stock Purchase Rights or Restricted Stock granted or awarded under the Plan prior to the date of such termination.

  16. Stockholder Approval. The Plan will be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan. Options, Stock Purchase Rights or Restricted Stock may be granted or awarded prior to such stockholder approval, provided that such Options, Stock Purchase Rights and Restricted Stock shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options, Stock Purchase Rights and Restricted Stock previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

  17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

  18. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  19. Investment Intent. The Company may require a Plan participant, as a condition of exercising or acquiring stock under any Option or Stock Purchase Right, (i) to give written assurances satisfactory to the Company as to the participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Purchase Right; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Option or Stock Purchase Right for the participant's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option or Stock Purchase Right has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

  20. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

                                 * * * * * * *

I hereby certify that the Plan was duly adopted by the Board of Directors of
Conceptus, Inc. on March    , 2001.

Executed at San Carlos, California on this      day of           , 2001.

                                          _____________________________________
                                          Glen K. Furuta
                                          Vice President, Finance and
                                           Administration and Chief Financial
                                           Officer

                                 * * * * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of
Conceptus, Inc. on May   , 2001.
Executed at           ,              on this      day of            , 2001.

                                          _____________________________________
                                          Secretary

                                                                     APPENDIX B

                                CONCEPTUS, INC.

                            AUDIT COMMITTEE CHARTER

Organization

  This charter governs the operation of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and Conceptus, Inc. ("Company"). Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

  The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

  The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

  The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  1. The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors the independence from management from the Company and the matters included in the written disclosures required by the Independence Standards Board and shall consider the compatibility of nonaudit services with the auditors' independence. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

  2. The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  3. The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  4. The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                                                                                               Please mark
                                                                                                               your votes as  [x]
                                                                                                               indicated in
                                                                                                               this example.





                                                WITHHOLD
                                       FOR       FOR ALL                                                    FOR    AGAINST  ABSTAIN
1. ELECTION OF DIRECTORS               [_]         [_]           2. Proposal to ratify the appointment      [_]      [_]      [_]
INSTRUCTION: If you wish to                                         of Ernst & Young LLP as independent
withhold authority to vote for                                      auditors of the Company for the
any individual nominee, strike                                      fiscal year ending December 31, 2001.
a line through that nominee's
name in the list below:                                          3. Proposal to approve the adoption of     FOR    AGAINST  ABSTAIN
                                                                    the Company's 2001 Equity               [_]      [_]      [_]
                                                                    Incentive Plan.

Steven Bacich, Richard D. Randall                                   Receipt is hereby acknowledged of Notice of Annual Meeting of
                                                                    Stockholders and accompanying Proxy Statement dated
                                                                    April 20, 2001.

                                                                               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                                               CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                    The undersigned hereby revokes all proxies heretofore given by
I PLAN TO ATTEND THE MEETING                       [_]              the signer to vote at said Annual Meeting and any adjournment or postponement thereof.

                                                                    The Board of Directors recommends a vote FOR Items 1, 2 and 3.







Signature(s)                                                                       Dated                                   , 2001
            -----------------------------------------------------------------            ----------------------------------
NOTE:Please sign exactly as name appears herein.When signing as attorney,executor,administrator,trustee,or guardian,or in any other representative capacity,please give full title as such and sign your own name as well.Joint owners should each sign.


                                                       FOLD AND DETACH HERE


PROXY                             THIS PROXY IS SOLICITED ON BEHALF OF                                   PROXY
                               BY THE BOARD OF DIRECTORS OF CONCEPTUS,INC.
                                   FOR THE ANNUAL MEETING,MAY 16,2001

         The undersigned hereby appoints Steven Bacich and Kathryn Tunstall,or either of them, as lawful agents and proxies,with full power of substitution in each,to represent the undersigned at the Annual Meeting of
Stockholders of Conceptus,Inc.(the Company)to be held on May 16,2001,and at any adjournments or postponements thereof,on all matters properly coming before said Annual Meeting,including but not limited to the matters set forth on the reverse side.

         You are encouraged to specify your choices by marking the appropriate boxes o the reverse side,but you need not mark any boxes if you wish to vote in accordance with the Board of Directors 'recommendations. Your proxy cannot be voted unless you sign,date and return this card.

         This proxy when properly executed will be voted in the manner directed herein.If no direction is made, this proxy will be voted FOR proposals 1,2 and 3,and will be voted in the discretion of the proxies upon such matters as may properly come before the Annual Meeting.

                                   (Continued and to be signed on the other side)



                                                   FOLD AND DETACH HERE
